UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 14, 2006
TRANSOCEAN INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Greenway Plaza
Houston, Texas 77046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (713) 232-7500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
     Our press release dated February 14, 2006, concerning fourth quarter and full-year 2005 financial results, furnished as Exhibit 99.1 to this report, is incorporated by reference herein. The press release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended.
     In the press release, we discuss field operating income for the three months ended December 31, 2005 and September 30, 2005. Management believes field operating income is a useful measure of operating results since the measure only deducts expenses directly related to operations from revenues. The most directly comparable GAAP financial measure, operating income before general and administrative expenses, and information reconciling the GAAP and non-GAAP measures are included in the press release.
     The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be incorporated by reference into any registration statement filed by Transocean Inc. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Transocean Inc. that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Transocean Inc.

ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.
The following exhibit is furnished pursuant to Item 2.02:

Exhibit Number	Description

99.1	Transocean Inc. Press Release Reporting Fourth Quarter and Full-Year 2005 Financial Results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.
Date: February 14, 2006	By:	/s/ William E. Turcotte
William E. Turcotte
Vice President, Associate General Counsel and Assistant Corporate Secretary

INDEX TO EXHIBITS
The following exhibit is furnished pursuant to Item 2.02:

Exhibit Number	Description

99.1	Transocean Inc. Press Release Reporting Fourth Quarter and Full-Year 2005 Financial Results.